UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 11, 2024
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pacific Biosciences of California, Inc. (the “Company”) and the Board approved the following amendments to the Company’s change in control and severance agreement for Christian O. Henry, the President and Chief Executive Officer of the Company, and Mark Van Oene, Chief Operating Officer of the Company, on December 11, 2024 and December 12, 2024, respectively:

•Any salary severance is to be paid in a lump sum cash payment equal to twelve months (or eighteen months in the case of Mr. Henry) of the executive’s base salary.
•The change of control period under the agreement is to include the three months prior to the occurrence of a change in control in addition to the twelve months following the change in control.

The Committee also amended and restated the Company’s current form of change in control and severance agreement for executive officers to reflect these amendments.

The Company entered into amended and restated change in control and severance agreements with each of Mr. Henry and Mr. Van Oene reflecting these amendments.

This description of the amended and restated change in control and severance agreements with each of Mr. Henry and Mr. Van Oene and the form of change in control and severance agreement for executive officers is qualified in its entirety by reference to the full text of the such agreements, which the Company intends to file as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel
Date: December 13, 2024